UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 22, 2021

Date of Report (Date of earliest event reported)

WALKER LANE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-146442	26-3342907
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 S. Dudley St., Unit 36, Littleton, CO 08123

(Address of principal executive offices, including zip code)

(720) 665-0638

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Phillip Allen:

On December 22, 2021, Phllip Allen tendered his resignation as the Company’s Chief Executive Officer. Mr. Allen will continue to serve as Chairman of the Board of Directors.

Appointment of Larry Kozin as Chief Executive Officer:

On December 23, 2021, the Board of Directors appointed Larry Kozin to serve as the Company’s Chief Executive Officer.

Prior to his election as Chief Executive Officer, Mr. Kozin served as Chief Operating Officer and a member of the Board of Directors of the Company. Mr. Kozin will continue to serve as a board member. The position of Chief Operating Officer will remain vacant for the time being.

On December 23, 2021, the Board of Directors also appointed John Bellave as President and Secretary and Jeffrey Rubinstein as Treasurer and Chief Financial Officer.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Title
17.1	Resignation Letter from Phillip Allen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned there under duly authorized.

Walker Lane Exploration, Inc.

Dated: December 27, 2021	By:	/s/ Larry Kozin
Larry Kozin
Chief Executive Officer